Exhibit 5
                       PALMER & DODGE
                      One Beacon Street
                 Boston, Massachusetts 02108

Stanley Keller                         Telephone: (617) 573-0100
(617) 573-0217                         Facsimile: (617) 227-4420

                        June 10, 1994

Colonial Gas Company
40 Market Street
Lowell, Massachusetts 01852

  (Colonial Gas Company Registration Statement on Form S-8
         Relating to 75,000 shares of Common Stock,
                 Par Value $3.33 Per Share)

Dear Sirs:

   You are filing a registration statement on Form S-8 (the

"Registration Statement") under the Securities Act of 1933,

as amended, with respect to 75,000 shares of Common Stock,

par value $3.33 per share (the "Shares"), of Colonial Gas

Company (the "Company") to be issued pursuant to the

Colonial Gas Company Savings Plan for Local 13507 United

Steelworkers of America AFL-CIO-CLC (the "Plan"). We are

counsel to the Company and we have examined such documents,

certificates and papers, including the order of the

Massachusetts Department of Public Utilities, D.P.U. 94-59,

approving and authorizing the issuance and sale of the

Shares, and have made such examination of law, as we

considered necessary in order to furnish this opinion.

   Based on the foregoing, we are of the opinion that the

Shares have been duly and validly authorized by all

necessary action on the part of the Company and, when the

Shares have been issued and sold and the consideration

thereof received by the Company in accordance with the terms of the Plan, the Shares will be validly issued, fully paid

and non-assessable. No other authorization, consent or

approval by any regulatory authority will be required for

the valid issuance and sale of the Shares (except under the

securities laws of the several states, as to the

applicability of which we are not expressing an opinion).

   We hereby consent to the filing of this opinion as an

exhibit to the Registration Statement.

                              Very truly yours,

                              PALMER & DODGE


	[End of Exhibit 5 to Form S-8 of Colonial Gas Company]